RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS ADDRESSES DEFAULT OF FY2010 NOTES

(TUSTIN, CA) June 1, 2011/Marketwire –Radient Pharmaceuticals Corporation (AMEX:RPC) (“RPC” or “the Company”), a developer and global marketer of In Vitro Diagnostic (IVD) cancer tests, today announced it has filed an 8K with the Securities and Exchange Commission (“SEC”) reporting it received an event of default notice from two of the note holders of private financings RPC completed between March 22, 2010 and April 26, 2010 (“2010 Debt Financing”) pursuant to which such holders’ notes shall become immediately due and payable.

RPC is currently negotiating a settlement with the two note holders who allege they are owed approximately $1,306,619 for their portion of the notes including principal, accrued interest and penalties. These two note holders submitted default notices to RPC demanding payment of the note in full by June 1, 2011, but due to the current negotiation settlement discussions the parties are not requiring such payment today. As of today’s date, RPC has not yet completed a settlement with these note holders and RPC is not aware that any legal action has been instituted regarding this default.

RPC was required under the terms of the 2010 Debt Financing to obtain stockholder approval for the shares underlying the securities issued pursuant to the 2010 Debt Financing by a certain date; failure to do so constitutes an Event of Default under the terms of the notes issued pursuant to the 2010 Debt Financing. Due to the Securities and Exchange Commission’s (“SEC”) review of the related proxy statement and periodic reports that RPC was required to submit to its shareholders with such proxy statement, the Company was unable to hold a meeting and obtain the required shareholder approval until after such required date. Such failure led the two note holders to submit the notice of default discussed herein.

For additional information regarding the default and payment owed, please refer to the Form 8-K – Triggering Events that Accelerate or Increase a Direct Financial Obligation filed with the SEC on June 1, 2011.

The following chart is intended to provide latest information on RPC’s business metrics.

RPC’s Business Metrics
Cash on hand: $1.8 million* *Approximate amount as of May 31, 2011
Shares Outstanding: 120 million* *Approximate number as of May 31, 2011 and there are 200 million shares fully authorized.
Outstanding Warrants & Options: 37.82 million* *Approximate number as of May 31, 2011

For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or send e-mail to info@radient-pharma.com. For Investor Relations contact Kristine Szarkowitz at IR@Radient-Pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® Test Kits for colon-rectal cancer recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

###